Exhibit 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE

April 19, 2021

GULF ISLAND

ANNOUNCES SALE OF SHIPYARD DIVISION

ASSETS AND LONG-TERM CONTRACTS

Houston, TX - Gulf Island Fabrication, Inc. ("Gulf Island" or the "Company") (NASDAQ: GIFI) today announced it has sold the assets and certain long-term vessel construction contracts of the Shipyard Division to Bollinger Shipyards, L.L.C. (“Bollinger Shipyards”) for approximately $28.6 million. Net cash proceeds resulting from the transaction are anticipated to be approximately $15 million after payment of retained working capital liabilities associated with the divested construction contracts and transaction costs and adjustments to account for changes in working capital from December 31, 2020 through the closing date. The net cash proceeds are expected to be used to fund net working capital liabilities associated with retained construction contracts and other Shipyard Division liabilities and the wind down of the Shipyard Division operations.

TRANSACTION RATIONALE

•	Transforms Gulf Island into a more focused, specialty fabrication business. Positions the Company for profitable growth in existing and new higher-margin markets.
•	Improves risk profile. Removes future risks associated with existing, long-term contracts that represent ~90% of the Company’s current backlog that extends through 2024.
•	Strengthens liquidity. Reduces the Company’s bonding, letters of credit and working capital requirements and is expected to lessen quarterly working capital fluctuations.

“This is a transformational transaction for Gulf Island, as it will enable us to accelerate our strategic priorities by significantly de-risking our business and positioning us to pursue new, higher-margin opportunities within our Fabrication & Services Division. We are well-positioned given the strategic initiatives implemented over the past year and we are excited by the opportunities for profitable growth that lay ahead,” said Richard Heo, Gulf Island’s President and Chief Executive Officer.

“I would like to thank our Shipyard team for their relentless commitment to quality and safety, while delivering on our obligations to our customers. We believe this divestiture is in the best interest of all our stakeholders, including our shareholders, employees and customers,” continued Heo.

“This transaction further supports our key strategic priorities of improving our financial strength and pursuing growth opportunities. As we focus on diversifying into new end markets with our Fabrication & Services Division, we will continue to deliver high-quality fabrication solutions to an expanded base of customers,” concluded Heo.

TRANSACTION OVERVIEW

The transaction includes the Shipyard Division property and assets in Houma, Louisiana, including all four of the Division’s drydocks. In addition, the transaction includes the long-term contracts and all related obligations for the construction of three research vessels for Oregon State University and five towing, salvage and rescue ships for the U.S. Navy. Excluded from the transaction are certain working capital liabilities associated with such divested construction contracts. Also excluded from the transaction are the contracts and related obligations for the construction of two forty-vehicle ferries for the North Carolina Department of Transportation, a seventy-vehicle ferry for the Texas Department of Transportation, and two multi-purpose service vessels for Hornbeck Offshore Services that are subject to dispute.

Gulf Island received $26.4 million at closing and will receive the remainder from Bollinger upon its collection of certain customer payments associated with the divested construction contracts. Net cash proceeds resulting from the transaction are anticipated to be approximately $15 million after payment of retained working capital liabilities associated with the divested construction contracts and transaction costs and adjustments to account for changes in working capital from December 31, 2020 through the closing date. The net cash proceeds are expected to be used to fund net working capital liabilities associated with the retained construction contracts and other Shipyard Division liabilities (which totaled approximately $13 million at December 31, 2020) and the wind down of the Shipyard Division operations, which is anticipated to occur by mid-2022. The Company anticipates recording a pre-tax loss of approximately $26 million to $28 million in connection with the transaction.

The Company will retain the $8.8 million payment received in the first quarter 2021 associated with the previously announced amendment to the U.S. Navy contracts.

TRANSACTION UPDATE CONFERENCE CALL

Gulf Island will hold a conference call on Tuesday, April 20, 2021 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) to discuss the transaction. The call will be available by webcast and can be accessed on Gulf Island’s website at www.gulfisland.com. Participants may also join the call by dialing 1.800.437.2398 and requesting the “Gulf Island” conference call. A replay of the webcast will be available on the Company's website for seven days after the call.

ADVISORS

Johnson Rice & Company, L.L.C. acted as financial advisor and Jones Walker LLP acted as legal advisor to Gulf Island.

ABOUT BOLLINGER SHIPYARDS

Bollinger Shipyards has a 75-year legacy as a leading designer and builder of high performance military patrol boats and salvage vessels, research vessels, ocean-going double hull barges, offshore oil field support vessels, tugboats, rigs, lift boats, inland waterways push boats, barges, and other steel and aluminum products from its new construction shipyards as part of the U. S. industrial base. Bollinger has 11 shipyards, all strategically located throughout Louisiana with direct access to the Gulf of Mexico, Mississippi River and the Intracoastal Waterway. Bollinger is the largest vessel repair company in the Gulf of Mexico region.

ABOUT GULF ISLAND

Gulf Island is a leading fabricator of complex steel structures and modules and provider of project management, hookup, commissioning, repair, maintenance and civil construction services to the industrial and energy sectors. The Company’s customers include U.S. and, to a lesser extent, international energy producers; refining, petrochemical, LNG, industrial and power operators; and EPC companies. The Company is headquartered in Houston, Texas and its operating facilities are located in Houma, Louisiana.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

This Release contains forward-looking statements in which the Company discusses its potential future performance. Forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, are all statements other than statements of historical facts, such as projections or expectations relating to diversification and entry into new end markets, improvement of risk profile, oil and gas prices, operating cash flows, capital expenditures and liquidity. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

The Company cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause its actual results to differ materially from those anticipated in the forward-looking statements include: the duration and scope of, and uncertainties associated with, the ongoing global pandemic caused by COVID-19 and the corresponding weakened demand for, and volatility of prices of, oil and the impact thereof on its business and the global economy, which are evolving and beyond its control; the potential forgiveness of any portion of the PPP Loan; its ability to secure new project awards, including fabrication projects for refining, petrochemical, LNG and industrial facilities and offshore wind developments; the Company’s ability to improve project execution; the cyclical nature of the oil and gas industry; competition; consolidation of its customers; timing and award of new contracts; reliance on significant customers; financial ability and credit worthiness of its customers; nature of its contract terms; competitive pricing and cost overruns on its projects; adjustments to previously reported profits or losses under the percentage-of-completion method; weather conditions; changes in backlog estimates;

suspension or termination of projects; its ability to raise additional capital; its ability to amend or obtain new debt financing or credit facilities on favorable terms; its ability to generate sufficient cash flow; its ability to sell certain assets; any future asset impairments; utilization of facilities or closure or consolidation of facilities; customer or subcontractor disputes; its ability to resolve the dispute with a customer relating to the purported terminations of contracts to build two multi-purpose service vessels; operating dangers and limits on insurance coverage; barriers to entry into new lines of business; its ability to employ skilled workers; loss of key personnel; performance of subcontractors and dependence on suppliers; changes in trade policies of the U.S. and other countries; compliance with regulatory and environmental laws; lack of navigability of canals and rivers; systems and information technology interruption or failure and data security breaches; performance of partners in any future joint ventures and other strategic alliances; shareholder activism; focus on environmental, social and governance factors by institutional investors; and other factors described in Item 1A “Risk Factors” in the Company’s 2020 Annual Report as may be updated by subsequent filings with the SEC.

Investors are cautioned that many of the assumptions upon which the Company’s forward-looking statements are based are likely to change after the forward-looking statements are made, which it cannot control. Further, the Company may make changes to its business plans that could affect its results. The Company cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes, and undertakes no obligation to update any forward-looking statements.

COMPANY INFORMATION

Richard W. Heo	Westley S. Stockton
Chief Executive Officer	Chief Financial Officer
713.714.6100	713.714.6100

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